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                                                                    Exhibit 10.4

                              [Textron Letterhead]

November 17, 2003

Silverleaf Resorts, Inc.
1221 River Bend Drive, Suite 105
Dallas, Texas  75221
Attention:Robert E. Mead, Chief Executive Officer

Re: $72,000,000 credit facility [Tranche A] (the "Loan") provided to Silverleaf Resorts, Inc. ("Borrower") pursuant to that certain Amended and Restated Loan, Security and Agency Agreement dated as of April 30, 2002, by and among Silverleaf Resorts, Inc., the parties, including Textron Financial Corporation, a Delaware Corporation, which executed and delivered the Agreement, in their respective capacities as lenders, and Textron Financial Corporation, as Facility Agent and Collateral Agent ("Agent"), as amended by those certain letter agreements dated March 27, 2003 and September 25, 2003 by and among Textron Financial Corporation ("TFC") and Silverleaf Resorts, Inc., as the same may hereafter be amended from time to time (the "Loan Agreement")

Gentlemen:

Reference is hereby made to the Loan. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Loan Agreement.

Borrower has advised Agent of the occurrence of certain events that may constitute a Default or an Event of Default under the Loan Agreement. These Events of Default arise from: (i) a $28,711,000 increase in Borrower's allowance for uncollectible notes reflected in Borrower's 10-Q for the period ended March 31, 2003, which caused Borrower to violate the Interest Coverage and Profitable Operations covenants set forth in Sections 7.1(cc)(iv) and (v) of the Loan Agreement; and (ii) the retirement of certain subordinated debt pursuant to that certain Note Purchase and Release Agreement with eight entities and individuals affiliated with Harry S. Patten and James E. Lambert, which was entered into without first obtaining the written consent of Lender and the other senior lenders in violation of Section 7.2(f) of the Loan Agreement.

Subject to the terms of this letter agreement, Agent, on behalf of the Lenders, hereby waives any Default or Event of Default under the Loan Documents that may have occurred or may occur hereafter as a result of the condition described in item (i) above and/or that may have occurred as a result of the condition described in item (ii) above on or before the date hereof (each such waived Default and/or Event of Default a "Waived Default" and, collectively, the "Waived Defaults").

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Borrower hereby acknowledges that, by its execution of this letter below, Agent is not waiving, and that Agent has not waived: (i) any Default or any Event of Default (other than the Waived Defaults), that may occur hereafter by reason of any facts which exist or existed on or before the date hereof, whether or not Agent or any Lender has notice or knowledge thereof and whether or not Agent or any Lender has given notice thereof to Borrower or any of its Affiliates, (ii) any right or remedy of Agent or any Lender under any Loan Document, at law or in equity against Borrower, or (iii) any right or remedy contained in any of the Loan Documents, at law or in equity, other than in respect of the Waived Defaults.

No Default or Event of Default relating to the Marketing and Sales Expense covenant as set forth in Section 7.1(cc) (ii) of the Loan Agreement has been waived as there has been no Event of Default relating to that covenant. By Letter Agreement dated March 27, 2003 (individually, the "March Letter Agreement" and collectively, along with the letter agreement executed by TFC in favor of Silverleaf on September 25, 2003, the "Letter Agreements"), TFC amended its Loan Agreement to increase the permissible ratio of Marketing and Sales Expenses to the Borrower's net proceeds to .550 to 1 (a ratio that has not been exceeded by Borrower). Although the March Letter Agreement was conditioned upon the execution of similar agreements relating to the Heller and Sovereign Bank facilities, Borrower, by its acknowledgment of and agreement to this letter below, has confirmed that those agreements have been obtained and that all of the conditions of the March Letter Agreement have been satisfied. In this connection, please note that notwithstanding the fact that the Letter Agreements were executed by TFC without reference to the capacity in which it was executing those documents, TFC executed both (i) the March 27, 2003 letter agreement with the Borrower and (ii) the September 25, 2003 letter agreement with the Borrower, in its capacity as Agent for each of the Lenders (and not in its individual capacity) and with the requisite authority under the Loan Agreement.

Borrower hereby releases Agent and the Lender, from liability for any claim, liability, judgment, obligation, loss, cost, damage or expense arising from, or relating to any action taken by Agent, any Lender or any of their respective Affiliates and their respective officers, directors, employees, attorneys and agents in connection with the Loan.

Furthermore, subject to the terms and conditions contained herein, Agent on behalf of the Lenders hereby consents to: (i) that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of September 30, 2002 by and among Silverleaf Resorts, Inc., Sovereign Bank and Liberty Bank (the "Sovereign Amendment #1) a copy of which is attached hereto as Exhibit A; (ii) that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated as of _________ _____, 2003 by and among Silverleaf Resorts, Inc., Sovereign Bank and Liberty Bank (the "Sovereign Amendment #2"), a copy of which is attached hereto as Exhibit B; (iii) that certain First Amendment to Amended and Restated Receivables Loan and Security Agreement dated as of August 6, 2002 by and among Silverleaf Finance I, Inc., as Borrower, Silverleaf Resorts, Inc., as initial Servicer, Autobahn Funding Company LLC, as Lender, DZ Bank AG Deutsche Zentral-Genossenschaftsban, Frankfurt AM, MAIN, as Agent for the Lender, U.S. Bank National Association, as Agent's Bank, and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "DZ Amendment #1"), a copy of which is attached hereto as Exhibit C; (iv) that certain Second Amendment and Waiver Agreement dated as of June 19, 2003 by and among Silverleaf Finance I, Silverleaf Resorts, Inc., as Servicer, Autobahn Funding Company LLC, as lender, DZ Bank
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AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, as Agent, U.S. Bank
Trust National Association, as Agent's bank, and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "DZ Amendment #2"), a copy of which is attached hereto as Exhibit D; (v) that certain Fifth Amendment to Second Amended and Restated Inventory Loan and Security Agreement and Modification of Notes dated as of November 21, 2003 by and among Silverleaf Resorts and Heller Financial, Inc., as lender (the "Heller Amendment #1"), a copy of which is attached hereto as Exhibit E; and (vi) that certain Third Amendment to Amended and Restated Receivables Loan and Security Agreement dated as of November 21, 2003 by and among Silverleaf Resorts and Heller Financial, Inc., as Lender (the "Heller Amendment #2), a copy of which is attached hereto as Exhibit F.

In consideration of the waivers set forth herein and in consideration of Textron's consent to Sovereign Amendment #1, Sovereign Amendment #2, DZ Amendment #1, DZ Amendment #2, Heller Amendment #1 and Heller Amendment #2 as set forth herein, Borrower hereby agrees to pay to TFC, individually and in its capacity as Agent for each of the Lenders under the Loan Agreement and the other Textron credit facilities, the sum of $50,000.00 (the "Waiver Fee"). This Waiver Fee shall be payable in consideration not only of the waivers and consents set forth herein but also in consideration of the same waivers and consents being granted under the other existing Textron credit facilities (collectively the "Textron Waivers and Consents"), it being understood that the total amount Borrower shall be required to pay for the Textron Waivers and Consents shall be the sum of $50,000.00.

This letter is conditioned upon and shall not be effective unless and until: (i) similar Agreements are executed relating to the Heller, Sovereign Bank, DZ and other Textron credit facilities; (ii) payment by the Borrower of the Waiver Fee is received by Agent in immediately available funds; and (iii) Agent has received evidence, in form and substance satisfactory to Agent, that the consent of each party entitled to consent to this letter pursuant to the terms of the Sovereign Documents, the Heller Documents and any other document evidencing any other Indebtedness of the Borrower has been obtained.

This letter may be executed in two or more counterparts, all of which together shall be considered a single instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter.

Except as expressly set forth herein, this letter does not constitute an amendment or waiver of any term or condition of the Loan, the Loan Agreement or any of the Loan Documents, and all such terms and conditions shall remain in full force and effect. Furthermore, this letter shall not be construed as establishing any precedent for any future request for a waiver or amendment of any of the terms or conditions of the Loan, the Loan Agreement or any of the Loan Documents, which Agent and the Lenders hereby reserve the right to enforce strictly.

This letter is also entered into with the understanding and upon the condition that, except for the Waived Defaults, Borrower is not in default under any of its credit facilities.

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Please confirm your acknowledgement of and agreement with the terms of this letter by signing in the appropriate space below.

                                              Very truly yours,
                                              TEXTRON FINANCIAL CORPORATION,
                                              a Delaware corporation

                                              As Agent on behalf of itself as
                                              Lender and on behalf of each other
                                              Lender under the Loan Agreement

                                                   /S/ JOHN T. D'ANNIBALE
                                              ----------------------------------
                                              By:  John T. D'Annibale
                                              Its: V.P.

The undersigned party acknowledges its agreement with the terms and conditions of this letter:

                                              SILVERLEAF RESORTS, INC.

                                                   /S/ ROBERT E. MEAD
                                              ----------------------------------
                                              By:
                                              Its:

Exhibits:

Exhibit A:  Sovereign Amendment
Exhibit B:  Sovereign Amendment #2
Exhibit C:  DZ Amendment #1
Exhibit D:  DZ Amendment #2
Exhibit E:  Heller Amendment #1
Exhibit F:  Heller Amendment #2